Exhibit 99.1

December 18, 2020

Sonim to Transfer Shenzhen

Manufacturing Responsibilities to Unicair

Expected to save $450,000 per quarter in cost of sales for current products

AUSTIN, Texas, Dec. 18, 2020 /PRNewswire/ —Sonim Technologies, Inc. (Nasdaq: SONIM), today announced an agreement to move manufacturing of its XP3, XP5 and XP8 devices to Unicair Communication Technology Co., Ltd, the company’s current printed circuit board assembly (PCBA) vendor. Unicair, a communications original design manufacturer (ODM) based in China with more than 650 employees, produces over two million devices monthly, including Qualcomm-based smartphones and IoT devices.

“This transition to Unicair integrates our manufacturing and quality processes while providing a fixed price of manufacturing for our devices rather than the variable costs and high overheads of the previous Sonim model,” said Tom Wilkinson, Chief Executive Officer. “By shifting to an outsourced model, we expect to shorten our supply chain and lead time requirements, secure good pricing on final assembly of key devices and expect to eliminate more than $450,000 per quarter of lease and personnel related cost of sales, for the remaining life of our existing products.”

As part of the transition, Unicair has agreed to hire a number of key management and engineering employees from Sonim’s current Shenzhen operations for continuity. The transition is expected to be complete by April 2021.

About Sonim Technologies, Inc.

Sonim Technologies is a leading U.S. provider of ultra-rugged mobility solutions designed specifically for task workers physically engaged in their work environments, often in mission-critical roles. The Sonim solution includes ultra-rugged mobile phones, a suite of industrial-grade accessories, and data and workflow applications which are collectively designed to increase worker productivity, communication and safety on the job site. For more information, visit www.sonimtech.com.

Important Cautions Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, our ability to shorten supply chain and lead time requirements, future pricing, costs savings, and the expected completion of the Unicair transition. These forward-looking statements are based on Sonim’s current expectations, estimates and projections about its business and industry, management’s beliefs and certain assumptions made by the Company, all of which are subject to change. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “future”, “believe,” “expect,” “may,” “will,” “intend,” “estimate,” “continue,” or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include Sonim’s ability to continue to generate positive cash flow, and ability to be profitable; anticipated trends, such as the use of and demand for its products; its ability to attract and retain customers to purchase and use its products; its ability to attract wireless carriers as customers for its products; the evolution of technology affecting its products and markets; its ability to successfully address the technical issues identified with respect to its products; its ability to introduce new products and enhance existing products, as well as the other potential factors described under “Risk Factors” included in Sonim’s Quarterly Report on Form 10-Q for the three months ended March 31, 2020, the Form 10-Q for the three months ended June 30, 2020, and the Form 10-Q for the three months ended September 30, filed November 12, 2020, and other documents on file with the Securities and Exchange Commission (available at www.sec.gov). Sonim cautions you not to place undue reliance on forward-looking statements, which reflect an analysis only and speak only as of the date hereof. Sonim assumes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release, except as required by law.

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SOURCE Sonim Technologies, Inc.